EXHIBIT 4
         to SCHEDULE 13D



                             PARTICIPATION AGREEMENT

By and between


1.       General Atlantic Partners (Bermuda), L.P.
         Clarendon House, 2 Church Street
         Hamilton HM 11
         Bermuda
                                                                     as "GAP LP"

2.       GAP Coinvestment Partners II, L.P.
         c/o General Atlantic Service Corporation
         3 Pickwick Plaza
         Greenwich, Connecticut 06830
         USA
                                                           as "GAP COINVESTMENT"

3.       GapStar, LLC
         c/o General Atlantic Service Corporation
         3 Pickwick Plaza
         Greenwich, Connecticut 06830
         USA
                                                                    as "GAPSTAR"

4.       GAPCO GmbH & Co. KG
         c/o General Atlantic Partners GmbH
         Konigsallee 62
         40212 Dusseldorf
                                                                   as "GAPCO KG"

                                 GAP LP, GAP Coinvestment, GapStar and GAPCO KG,
                                             collectively, as "GENERAL ATLANTIC"


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                                                                            2/19
and


5.       IXOS SOFTWARE AG
         Bretonischer Ring 12
         85630 Grasbrunn/Munchen

                                                                as the "COMPANY"


                  - GAP LP, GAP Coinvestment, GapStar, GAPCO KG, and the Company
                                 each a "PARTY" and collectively the "PARTIES" -

                             dated August 12, 2002


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                                                                            3/19

PREAMBLE

A. IXOS SOFTWARE AG is a German stock corporation with its corporate seat in Grasbrunn and registered in the commercial register at the lower court Munich under HRB 116846. The share capital of the Company amounts to Euro 19,724,659.00 per June 30, 2002 and is split into 19,724,659 non-par value bearer shares (NENNWERTLOSE, AUF DEN INHABER LAUTENDE STUCKAKTIEN) with a nominal participation in the share capital of Euro
         1.00 per share. The shares are fully paid up and have not been repaid. The shares are listed on the Regulated Market with trading in the Neuer Markt segment of the Frankfurt Stock Exchange (listing number 506150) and have a quotation on the Nasdaq National Market (listing number 916742) through an ADR program in the United States.

         The shares of the Company are evidenced in three global share certificates (GLOBALURKUNDEN) and in three global dividend certificates related hereto (SAMMELGEWINNANTEILSSCHEINE) which are held in trust by Clearstream Banking AG, Frankfurt.

B. The Company holds participations in the following direct and indirect subsidiaries (collectively the "SUBSIDIARIES"):

         -        IXOS SOFTWARE Australia Pty. Ltd., Melbourne
         -        IXOS SOFTWARE (Austria) GmbH, Wien
         -        IXOS SOFTWARE s.r.o., Prague
         -        IXOS SOFTWARE K.K., Tokyo
         -        IXOS SOFTWARE SDN.BHD., Kuala Lumpur
         -        IXOS SOFTWARE Asia Pte. Ltd., Singapore
         -        IXOS SOFTWARE (International) AG, Biel
         -        IXOS SOFTWARE Ltd., Maidenhead
         -        IXOS SOFTWARE, Inc., San Mateo, CA
         -        IXOS (Netherlands) B.V., Hilversum.


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                                                                            4/19

C. To the best knowledge of the management board of the Company the shares of the Company are held as follows (record date: June 30th, 2002):


         SHAREHOLDER                         NUMBER OF SHARES

         Eberhard Farber                        1,570,083
         Helga Farber                           1,175,590
         Hans Strack-Zimmermann                 1,652,926
         Sibylle Strack-Zimmermann              1,175,590
         Management / Employees                 1,972,466
         SAP                                     952,701
         Free Float                             11,225,303

D. Pursuant to Section 5 (5) of the articles of association the management board (VORSTAND) of the Company is entitled with the consent of the supervisory board (AUFSICHTSRAT) for a period until November 25, 2004 to increase the share capital up to EUR 1,800,000.00 and to issue up to 1,800,000 new shares against cash contributions ("GENEHMIGTES KAPITAL I"); in this context, the management board is authorized to exclude the pre-emption rights of the shareholders if the subscription price is not materially lower than the stock exchange price (BORSENKURS).

E. General Atlantic wishes to invest certain funds in the Company in consideration of new shares in the Company.

F.       The weighted average stock exchange price (GEWICHTETER
         DURCHSCHNITTLICHER BORSENKURS) at the close of business
         (SCHLUSSKURS) at the Frankfurt Stock Exchange (Xetra) of the Company's shares during the last 5 consecutive trading days prior to the signing of this Agreement ("SIGNING") was EUR 5.09.

The Parties thus agree as follows:


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                                                                            5/19

                                    SECTION 1
            CAPITAL INCREASE; REGISTRATION IN THE COMMERCIAL REGISTER

1.1 In order to implement the participation of General Atlantic in the Company, the management board of the Company and the supervisory board of the Company shall resolve to increase the Company's share capital from EUR 19,724,659.00 by EUR 1,800,000.00 to EUR 21,524,659.00 using authorized capital (GENEHMIGTES KAPITAL) (the "CAPITAL INCREASE"). General Atlantic shall exclusively be admitted to subscribe for the 1,800,000.00 new shares (the "NEW SHARES") and the respective pre-emption rights of the shareholders shall be excluded in accordance with Section 5 (5) of the Company's articles of association. The total subscription price shall be EUR 10.620.000 (the "SUBSCRIPTION PRICE"). The Subscription Price comprises of the nominal amount of EUR 1,800,000.00 plus the additional purchase price (AUFGELD). The New Shares and the Subscription Price thereof shall be allocated among GAP LP, GAP Coinvestment, GapStar and GAPCO KG as set forth on ANNEX I hereto. The respective resolutions of the management board and the supervisory board shall be taken substantially in the form attached hereto as ANNEX II (German version and English convenience translation) and ANNEX III (German version and English convenience translation).

1.2 General Atlantic shall subscribe for the New Shares immediately, latest within three Banking Days (as defined in Section 5.2 below), after (i) the resolutions by both the management board and the supervisory board (Annex II and III) have been delivered to General Atlantic, and (ii) all of the following conditions precedent (AUFSCHIEBENDE BEDINGUNGEN) (each a "CONDITION PRECEDENT" or, collectively, the "CONDITIONS PRECEDENT") have been fulfilled:

         1.2.1    One of the following must take place:

                  (i) Notification from the Federal Cartel Office (BUNDESKARTELLAMT, the "FCO") that the prohibition requirements according to Sec. 36 GWB are not fulfilled; or


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                                                                            6/19

                  (ii) Expiry of the one month time limit from submission of a complete notification to the FCO as laid down in Sec. 40 para 1 GWB, without the Parties having been notified by the FCO that it has entered into the examination of the proposed concentration; or

                  (iii) Expiry of the four-month time limit, or an extended time limit, from submission of a complete notification to the FCO as laid down in Sec. 40 para 2 GWB, without the FCO having issued a prohibition order.

         1.2.2 Dr. Christopher Schonberger and the substitute member (ERSATZMITGLIED), Mr. Klaus-Dieter Laidig, have declared their resignation from their office as member and substitute member of the supervisory board with effect as of October 31, 2002 and the Company has provided General Atlantic with copies of the respective resignation letters (telecopy is sufficient).

         1.2.3 The Company's Guarantees set forth in Section 3 of this Agreement are true and correct. On the Subscription Date (as defined below), the Company shall deliver to General Atlantic a certificate signed by a duly authorized officer of the Company certifying that the Company's Guarantees set forth in Section 3 of this Agreement are true and correct as of the Subscription Date (for clarification only, acceptance of this statement by General Atlantic and the payment of the Subscription Price shall not be deemed a waiver of General Atlantic's rights under Section 3a if a Company's
                  Guarantee are not true or correct).

         1.2.4 There has been no material adverse change in the business, assets or prospects of the Company between Signing and August 31, 2002.

         General Atlantic is free to waive the fulfillment of the conditions set forth in Sections 1.2.2 through 1.2.4 above. The date upon which General Atlantic subscribes for the New Shares is referred to hereinafter as the "SUBSCRIPTION DATE". Immediately upon Subscription Date General Atlantic shall provide the Company with two copies of the subscription declarations (ZEICHNUNGSSCHEINE) which shall be executed substantially in the form attached hereto as ANNEX IV (German version and English convenience translation).


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                                                                            7/19

1.3 General Atlantic shall pay the Subscription Price, i.e. the nominal amount (i.e. EUR 1,800,000.00) and the additional subscription price (i.e. EUR 8.820.000 to the special account named "Processing Account/Abwicklungskonto" of the Company at Commerzbank in Munchen, account number 5909973, routing number 700 400 41, SWIFT-Code COBA DEFF 700 not later than seven Banking Days after the Subscription Date, but in any event not earlier than August 23, 2002. The date upon which the Company receives the Subscription Price shall be referred to as the "PAYMENT DATE".

1.4 The Company shall file for the registration of the consummation of the Capital Increase in the commercial register (EINTRAGUNG DER DURCHFUHRUNG DER KAPITALERHOHUNG IM HANDELSREGISTER) immediately after
         (i) General Atlantic has handed over the subscription declarations in accordance with Section 1.2 above and (ii) General Atlantic has paid the Subscription Price to the Company's account in accordance with
         Section 1.3 above. The Company shall undertake all measures necessary to ensure that the consummation of the Capital Increase is registered in the commercial register.

1.5 After the Company has filed for the registration of the consummation of the Capital Increase in the commercial register (the "FILING") and after the consummation of the Capital Increase has been registered in the commercial register (the "CLOSING") the Company shall immediately provide General Atlantic with a copy of the registration notification by the commercial register.

1.6 The Parties undertake to use all reasonable endeavors and to render to each other all reasonably necessary support and cooperation to ensure that the Conditions Precedent (in particular, without limitations, the Condition Precedent set forth in Section 1.2.1) are fulfilled as soon as possible after Signing. The Parties shall inform each other in writing without undue delay if the Conditions Precedent are fulfilled or duly waived.

                                                                            8/19

                                      SECTION 2
                            LISTING OF THE NEW SHARES

2.1 Immediately upon Closing, the Company shall together with an adequate banking institute to be agreed upon with General Atlantic file a motion with Deutsche Borse AG to list the New Shares on the Regulated Market with trading to be commenced in the Neuer Markt segment of the Frankfurt Stock Exchange. The Company shall explicitly apply for a waiver of the requirement to publish a prospectus in accordance with ss.ss. 73 (3) German Securities Exchange Act (BORSG), 65 BorsO, 45 no. 3 lit. b BorsZulV and Section 5.2 no. 3 lit. b) Listing Rules Neuer Markt (REGELWERK NEUER MARKT). The Company shall take all measures necessary to ensure the listing of the New Shares on the Regulated Market with trading in the Neuer Markt segment of the Frankfurt Stock Exchange, including, without limitations, the preparation and publication of a prospectus if so required by Deutsche Borse AG.

2.2 Immediately upon Closing, the Company shall through BHF-Bank or another self-selected bank institute deliver to Clearstream Banking AG a global share certificate (GLOBALURKUNDEN) for the New Shares and a global dividend certificate related hereto (SAMMELGEWINNANTEILSSCHEINE) in order to ensure the crediting of the New Shares to General Atlantic's depository account.

2.3 With respect to the listing and registration rights of the New Shares in the U.S., the Parties shall immediately upon Signing execute a Registration Rights Agreement in the form attached hereto as ANNEX V.


                                      SECTION 3
                  REPRESENTATION AND WARRANTIES BY THE COMPANY

The Company hereby guarantees by way of an independent guarantee pursuant to ss. 311 German Civil Code (BGB) and subject to the limitations set forth in Section 3a that the statements set forth hereinafter are true and correct as of Signing and, unless explicitly specified below otherwise, of Closing (the "COMPANY'S Guarantees"):

                                                                            9/19

3.1 The Company is duly incorporated and validly existing under the laws of Germany. The statements in Preamble A, B and D are correct.

3.2 The management board and the supervisory board have each taken all actions required by law, articles of association, bylaws or otherwise to validly authorize the execution of this Agreement. No other corporate action is necessary on the part of the Company to authorize the execution of this Agreement. This Agreement, when executed, constitutes a legal, valid, and binding obligation of the Company enforceable under German law to consummate the transactions contemplated hereby.

3.3 Neither the execution nor the consummation of transactions contemplated hereby directly or indirectly contravene (i) any governmental authorization, legal requirement or order to which the Company is bound or subject, (ii) any provision of the Company's organizational documents, (iii) any resolution adopted by the respective supervisory board or management board or stockholders of the Company, or (iv) any agreement to which the Company is a party to, including, but not limited to, license agreements or agreements which would entitle a third party to demand from the Company the grant of a security interest or to amend an existing security.

3.4 As of the respective dates of their filing with the Regulatory Authorities (as defined below), all reports, registration statements and other filings, together with any amendments thereto, filed by the Company with the Regulatory Authorities since January 1, 1999 (the "REPORTS"), complied in all material respects with the applicable requirements of

         (1) (a) to the best knowledge of the board of management of the Company in the case of filings made prior to June 1, 2000 with the Federal Financial Supervisory Authority (BUNDESANSTALT FUR FINANZDIENSTLEISTUNGEN) and its predecessors, with Deutsche Borse AG or with the commercial register (HANDELSREGISTER), the rules and regulations of the German Stock Corporation Act
                  (AKTG), the German Stock Exchange Act (BORSG) and the German Securities Trading Act (WPHG) and the administrative regulations (RECHTSVERORDNUNGEN) promulgated thereunder and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the

                                                                           10/19

                  light of the circumstances under which they were made, not misleading and (b) in case of filings made on or after June 1, 2000 with the Federal Financial Supervisory Authority (BUNDESANSTALT FUR FINANZDIENSTLEISTUNGEN) and its predecessors, with Deutsche Borse AG or with the commercial register (HANDELSREGISTER), the rules and regulations of the German Stock Corporation Act (AKTG), the German Stock Exchange Act (BORSG) and the German Securities Trading Act (WPHG) and the administrative regulations (RECHTSVERORDNUNGEN) promulgated thereunder and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading,

         (2) (a) to the best knowledge of the management board of the Company in the case of filings made prior to January 1, 2001 with the United States Securities and Exchange Commission, the United States Securities Act of 1933, the United States Securities Exchange Act of 1934, and the rules and regulations promulgated thereunder and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and (b) in the case of filings made on or after January 1, 2001 with the United States Securities and Exchange Commission, the United States Securities Act of 1933, the United States Securities Exchange Act of 1934, and the rules and regulations promulgated thereunder and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and

         (3) in the case of filings made with the Nasdaq Stock Market, Inc. ("NASDAQ"), the rules and regulations of Nasdaq.

         "REGULATORY AUTHORITIES" shall be defined as the government of any nation, state, city, locality or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government including, without limitation, the Deutsche Borse AG.

                                                                           11/19

3.5 The audited consolidated financial statements of the Company and its Subsidiaries (balance sheet and statements of operations, cash flow and stockholders' equity, together with the notes thereto) for the fiscal year ended June 30, 2001 which contains the unqualified report of Arthur Andersen Wirtschaftsprufungsgesellschaft
         Steuerberatungsgesellschaft mbH (the "AUDITED FINANCIAL STATEMENTS") and the unaudited consolidated financial statements of the Company and its Subsidiaries (balance sheet and statements of operations) for the fiscal quarters ended September 30, 2001, ended December 31, 2001, ended March 31, 2002 and ended June 30, 2002 and for the fiscal year ended June 30, 2002 (the "UNAUDITED FINANCIAL STATEMENTS" and, together with the Audited Financial Statements, the "FINANCIAL STATEMENTS") set forth in the Reports are complete and correct in all material respects and have been prepared in accordance with US GAAP applied on a consistent basis throughout the periods indicated and with each other, except that the Unaudited Financial Statements do not contain footnotes or normal year-end adjustments. The Financial Statements fairly present in all material respects the financial condition, operating results and cash flows of the Company and its Subsidiaries as of the respective dates and for the respective periods indicated in accordance with GAAP, except that the Unaudited Financial Statements do not contain footnotes or normal year-end adjustments.

3.6 Except for labor law affairs relating to the dismissal of employees (KUNDIGUNGSSCHUTZKLAGEN) not exceeding a potential liability of EUR 50,000.00 and except as disclosed in the Reports or in ANNEX 3.6 hereto, there are no actions, suits, proceedings, claims (including, without limitation, claims involving the prior employment of any of the Company's or any of its Subsidiaries' employees, their use in connection with the Company's or any of its Subsidiaries' business of any information or techniques allegedly proprietary to any of their former employers or their obligations under any agreements with prior employers), complaints, disputes, arbitrations or investigations pending or, to the best knowledge of the management board of the Company, threatened against the Company or any of its Subsidiaries nor is the Company or any of its Subsidiaries aware that there is any basis for any of the foregoing that could reasonably be expected to have a material adverse effect on the assets, business, properties, operations or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole.

                                                                           12/19

3.7 Neither the Company nor the Subsidiaries are insolvent or indebted and there are no reasons to believe that such insolvency or indebtedness is imminent.


                                   SECTION 3A
                                    REMEDIES

3a.1 In the event of any breach or non-fulfillment by the Company of any of the Company's Guarantees, the Company shall be liable for putting General Atlantic into the same position that they would have been in if the Company's Guarantees had been correct or had not been breached (NATURALRESTITUTION), or, at the election of General Atlantic, by payment of the amount necessary to restore the damage suffered by General Atlantic to the warranted position (SCHADENSERSATZ).

3a.2 All claims of General Atlantic arising under this Agreement shall be time-barred 24 months after Closing, except for all claims of General Atlantic relating to the breach of the Company's Guarantees set forth in Sections 3.1, 3.2 and 3.3 which shall be time barred on the seventh anniversary of Closing.

3a.3 General Atlantic shall have the right to claim damages because of breach of Company's Guarantees only, if the aggregate amount of all claims exceeds EUR 500,000.00, but then for the full amount of such claims (FREIGRENZE). The liability of the Company under Section 3a.1 is in any event limited to 50% of the Subscription Price, provided that any claims of General Atlantic arising from a breach of the Company's Guarantees contained in Sections 3.1, 3.2 and 3.3 shall not be limited to 50% of the Subscription Price.

3a.4 The Company shall not be liable for a breach of the Company's Guarantees if and to the extent that the matter to which the claim of General Atlantic relates has been taken into account in the Financial Statements by way of a specific liability (VERBINDLICHKEIT), specific provision (RUCKSTELLUNG), depreciation (ABSCHREIBUNG) or exceptional depreciation (AUSSERPLANMASSIGE Abschreibung).

                                                                           13/19

3a.5 The Company shall not be liable for a breach of the Company's Guarantees if and to the extent that the matter to which General Atlantic's claim relates has been disclosed explicitly and in writing by the Company to General Atlantic at Signing.

3a.6 The Parties are in agreement that the remedies that General Atlantic may have against the Company for breach of obligations set forth in this Agreement are solely governed by this Agreement, and the remedies provided for by this Agreement shall be the exclusive remedies available to General Atlantic (i.e., any further rights and claims for breach of obligations set forth in this Agreement General Atlantic may have, including but not limited to any rights of repeated performance (NACHERFULLUNG), any rights of rescission e.g. for non-fulfillment (in part), any right to rescind (RUCKTRITT) this Agreement or to require the winding-up (RUCKABWICKLUNG) or the alteration (Anpassung) of the transaction contemplated hereunder (e. g. by way of SCHADENSERSATZ STATT DER LEISTUNG or STORUNG ODER WEGFALL DER GESCHAFTSGRUNDLAGE), or the reduction of the purchase price (MINDERUNG) and/or any claims for breach of pre-contractual obligations (CULPA IN CONTRAHENDO), or incilliary obligations (POSITIVE FORDERUNGSVERLETZUNG) or reimbursement of costs (AUFWENDUNGSERSATZ) other than expressly regulated under this Agreement are hereby expressly excluded and waived by General Atlantic). The Parties are further in agreement that under no circumstances shall to the Company's Guarantees be construed as representations of the Company with respect to the quality of the New Shares within the meaning of Section 443 German Civil Code (GARANTIE FUR DIE BESCHAFFENHEIT DER SACHE) and therefore, General Atlantic explicitly waive the application of Section 444 German Civil Code.


                                    SECTION 4
                                SUPERVISORY BOARD

4.1 If so requested by General Atlantic, the Company shall start proceedings pursuant to SECTION 104 German Stock Corporation Act (AKTG) and file a motion with the respective court to appoint a person nominated by General Atlantic (the "FIRST GA NOMINEE") as the new member of the supervisory board of the Company.


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                                                                           14/19

4.2 The Company shall in the next general shareholders meeting (the "NEXT SHAREHOLDERS MEETING") nominate the First GA Nominee to be elected member of the supervisory board and shall further nominate a second person to be elected substitute member of the supervisory board of the Company (the "SECOND GA NOMINEE"). The Next Shareholders Meeting is scheduled to take place on November 19, 2002. If a member of the supervisory board (other than Messrs. Schonberger and Laidig, see
         Section 1.2.2 above) leaves office after the Next Shareholders Meeting, the Second GA Nominee shall replace such member of the supervisory board.


                                   SECTION 4A
                                 PRESS RELEASES

4a.1 Neither Party shall, without the prior written consent of the other Parties, disclose the contents of this Agreement to third parties or make any information relating thereto available to third parties. This shall not, however, apply to the extent a Party or any affiliate of a Party may be obliged to make any announcement or disclosure under applicable laws or regulations (including, but not limited to the rules of relevant stock exchanges). In addition, General Atlantic may disclose (i) this Agreement and the transactions contemplated hereby to their investors in order to satisfy their periodic reporting obligations and internally consistent with past practice and (ii) disclose on its worldwide web page the name of the Company, the Company's logo, the name of the Chief Executive Officer of the Company and the aggregate amount of General Atlantic's investment in the Company.

4a.2 Except for disclosures or statements required under applicable laws or regulations, any press releases or public statements by one Party in connection with this Agreement shall be mutually agreed upon between the Parties prior to the release hereof.

4a.3 The Company shall not issue a press release or public announcement concerning General Atlantic without the prior written consent of General Atlantic.

                                                                           15/19

                                   SECTION 4B
                      RESCISSION RIGHTS (RUCKTRITTSRECHTE)

4b.1 General Atlantic shall have the right to rescind (ZURUCKTRETEN) this Agreement without any liability to the Company if Filing has not occurred on or prior to five (5) Banking Days after the Payment Date without any liability to the Company, provided that the Company shall repay to General Atlantic any amount already paid by General Atlantic in accordance with Section 1.3 above.

4b.2 In case Filing shall not have occurred on or prior to October 31, 2002 (the "RESCISSION DATE"), each Party shall have the right to rescind (ZURUCKTRETEN) this Agreement without liability to any of the Parties. General Atlantic shall in this case further have the right to rescind the subscription declarations for the New Shares (see Section 1.2 above) and the Company shall repay to General Atlantic any amount already paid by General Atlantic in accordance with Section 1.3 above, provided, however, that if Filing has not occurred on or prior to the Rescission Date because the Condition Precedent stated in Section 1.2.1 above has not been fulfilled by that date, then the Rescission Date shall be extended to December 31, 2002, i.e. the Parties may rescind this Agreement only if Filing has not occurred on or prior to December 31, 2002.

4b.3 The Parties shall further have the rescission rights of Section 4b.2 if the Condition Precedent of Section 1.2.1 is fulfilled after October 31, 2002, but Closing has not taken place on or prior to December 31, 2002.


                                   SECTION 4C
                                     LOCK-UP

General Atlantic will not, without the prior written consent of the supervisory board of the Company, offer, sell, contract to sell or otherwise dispose of any of its shares of the Company (each of the foregoing, a "DISPOSITION") for a period of 12 months after Closing, provided, however, that nothing in this
Section 4c shall prevent or restrict (i) General Atlantic from making a Disposition of its shares in connection with a sale of the Company, (ii) General Atlantic from making a Disposition of its shares to its affiliates or distributing


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                                                                           16/19

the shares to its partners, members or investors (provided that the transferee agrees to be bound by the terms of this Section 4c) or (iii) GapStar from pledging and granting a security interest in all or any portion of its shares to a lender to secure its obligations under a loan made to acquire such shares.


                                    SECTION 5
                                  MISCELLANEOUS

5.1 Each Party shall bear the costs of its advisors. The Company shall bear the costs of (i) the Capital Increase including registration of its consummation in the commercial register, (ii) the listing/registration of the New Shares and (iii) the proceeding in accordance with SECTION 104 GermaN Stock Corporation Act (AKTG), if any.

5.2 "BANKING DAYS" shall mean days banks are open for business in Frankfurt/Main.

5.3 In this Agreement the headings are inserted for convenience only and shall not affect the interpretation of this Agreement; where a German term has been inserted in italics it alone (and not the English term to which it relates) shall be authoritative for the purpose of the interpretation of the relevant English term in this Agreement.

5.4 This Agreement, including this provision, may only be amended by written (including telecopy) or, if necessary, notarial instrument.

5.5 All notices and other communications hereunder shall - unless expressly provided otherwise - be made in writing and shall be delivered or sent by registered mail or courier to the addresses below or to such other addresses which may be specified by any Party to the other Party in the future in writing:


                  for General Atlantic:

                  c/o General Atlantic Service Corporation
                  3 Pickwick Plaza
                  Greenwich, Connecticut 06830

                                                                           17/19

                  USA

                  Attn: Matthew Nimetz
                  Telecopy: +01-203-618-9207

                  with copy to:

                  Freshfields Bruckhaus Deringer
                  Prannerstrasse 10
                  80333 Munich
                  Germany
                  Attn: Dr. Peter Nussbaum
                  Telecopy: +49-89-20702-100

                  and

                  Paul, Weiss, Rifkind, Wharton & Garrison
                  1285 Avenue of the Americas
                  New York, New York 10019-6064
                  USA
                  Attn: Douglas A. Cifu, Esq.
                  Telecopy: +01-212-757-3990

                  for the Company

                  Bretonischer Ring 12
                  85630 Grasbrunn
                  Germany
                  Attn.:  Dr. Manuel Dohr
                  Telecopy: +49 89-4629-33-1868

                  with copy to:

                  Baker & McKenzie
                  Theatinerstrasse 23
                  80333 Munich

                                                                           18/19

                  Germany
                  Attn.: Dr. Andreas Hoffmann
                  Telecopy: +49 89 55238 199

5.6 Should any provision of this Agreement be held wholly or in part invalid or unenforceable, the validity or enforceability of the other parts shall not be affected thereby. In place of the invalid or unenforceable provision the Parties shall agree on an appropriate valid and enforceable provision which serves best the economic interest of the contract Parties originally pursued by the invalid or unenforceable provision.

                                                                           19/19

5.7 This Agreement shall be governed by and construed in accordance with the laws of Germany. The exclusive jurisdiction for legal actions from or in connection with this Agreement is Munich.


Grasbrunn, August 12, 2002


General Atlantic Partners                 GAP Coinvestment Partners II, L.P.:
(Bermuda), L.P.:
By:      GAP (Bermuda) Limited
         its general partner


By:   /s/ Frank Henkelmann                By:   /s/ Frank Henkelmann
      ---------------------------               ---------------------------
Name:  Frank Henkelmann                   Name:   Frank Henkelmann
      ---------------------------               ---------------------------


GapStar, LLC                              GAPCO GmbH & Co. KG:
By:      General Atlantic Partners, LLC,  By:      GAPCO Management GmbH,
         its managing member                       its general partner


By:   /s/ Frank Henkelmann                 By:  /s/ Klaus Esser
      ---------------------------               ---------------------------
Name:  Frank Henkelmann                    Name:   Klaus Esser
      ---------------------------               ---------------------------


IXOS SOFTWARE AG                          IXOS SOFTWARE AG


       /s/ Peter Rau                            /s/ Hartmut Schaper
      ---------------------------               ---------------------------
Name:  Peter Rau                           Name:  Hartmut Schaper
      ---------------------------               ---------------------------

                                                                     ANNEX I ZUM
                                                         PARTICIPATION AGREEMENT



                        NEW SHARES AND SUBSCRIPTION PRICE
                        ---------------------------------

           GENERAL ATLANTIC          NEW SHARES             SUBSCRIPTION PRICE
           ----------------          ----------             ------------------
                                                                (IN EUR)

        GAP LP                      1,563,074                 9,222,136.60

        GAP Coinvestment             117,608                   693,887.20

        GapStar                      116,798                   689,108.20

        GAPCO KG                      2,520                      14,868

        Total                       1,800,000                  10,620,000